EXHIBIT 77Q1(a)(1)

FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED
(the "Fund")


ARTICLES OF AMENDMENT
OF
FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED



      Flaherty & Crumrine Preferred Income Fund
Incorporated, a Maryland corporation (hereinafter, the "Corporation"), hereby certifies to the Maryland State
Department of Assessments and Taxation ("SDAT") that:

      FIRST:	The Articles Supplementary Creating and
Fixing the Rights of Money Market Cumulative Preferred(tm)
Stock ("MMP(r)") of the Corporation, filed with the SDAT on April 12, 1991, as amended and supplemented to date (the
"Articles Supplementary") are hereby further amended to reflect a change in the name of the Preferred Stock of the Corporation designated as Money Market Cumulative
Preferred(tm) Stock ("MMP(r)") to Auction Preferred Stock ("APS") and, the Articles Supplementary hereinafter shall be entitled "Articles Supplementary Creating and Fixing the
Rights of Auction Preferred Stock ("APS")" of the
Corporation, and all references in such Articles
Supplementary to MMP(r) or MMP are changed to APS.

      SECOND:	 That Part I of the Articles Supplementary
is further amended by
deleting in its entirety Section 11(uu) of Part I (which defines the name of the Preferred Stocks as "MMP(r)" meaning "Money Market Cumulative Preferred Stocks, par value $.01 per share") and substituting therefore the following new
Section 11(uu):

 "(uu)	APS shall mean Auction Preferred Stock par
value $.01 per share."

	THIRD:	The amendments to the Articles Supplementary
of the Corporation set forth in FIRST and SECOND above are limited to a change expressly permitted by Section 2-605(a)(2) of the General Corporation Law of Maryland to be made without action by stockholders of the Corporation and were duly approved by a majority of the Corporation's entire Board of Directors.






	IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and state that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.


DATE: February 11, 2008

	FLAHERTY & CRUMRINE PREFERRED
					INCOME FUND INCORPORATED


      By:  /s/ Robert M. Ettinger
       Robert M. Ettinger
      President

WITNESS:

/s/ Chad C. Conwell
Chad C. Conwell
Secretary